UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

September 17, 2012
(Date of Report)

September 17, 2012
(Date of Earliest Event Reported)

Sotheby's
(Exact name of registrant as specified in its charter)

Delaware	1-9750	38-2478409
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1334 York Avenue
New York, NY		10021
(Address of principal executive offices)		(Zip Code)
(212) 606-7000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
On August 17, 2012, Sotheby's filed a Form 8-K under Item 2.03, "Creation of a Direct Financial Obligation under an Off-Balance Sheet Arrangement of a Registrant," reporting that it had entered into an auction guarantee in the amount of $50 million covering three items that will be offered at an auction in November 2012. The minimum guaranteed price under this auction guarantee is within the range of the aggregate pre-sale auction estimates for the underlying property.
On September 17, 2012, Sotheby's entered into an irrevocable bid arrangement with an unrelated counterparty who has contractually committed to bid a predetermined price on the most significant lot under the guarantee, thereby reducing Sotheby's exposure by approximately 50%. Sotheby's intent is to attempt to reduce the remaining exposure under this auction guarantee through the use of additional irrevocable bids prior to the sale, which is consistent with Sotheby's approach to auction guarantees since 2009. However, Sotheby's may not be able to obtain additional irrevocable bids on terms that are acceptable to Sotheby's. Any further irrevocable bid arrangements entered into with respect to this auction guarantee will be reported on Sotheby's next periodic filing on Form 10-Q for the quarterly period ending September 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOTHEBY'S

By:	/s/ Kevin M. Delaney

Kevin M. Delaney
Senior Vice President,
Controller and Chief Accounting Officer

Date:	September 17, 2012